UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2007
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College, Pennsylvania 16803
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On September 28, 2007, Rex Energy Corporation (the “Company”) entered into a new credit agreement with KeyBank National Association (“KeyBank”), as Administrative Agent, BNP Paribas, as Syndication Agent, Sovereign Bank, as Documentation Agent, and lenders from time to time parties thereto (the “New Credit Agreement”).  Borrowings under the New Credit Agreement are limited by a borrowing base that is determined in regard to the Company’s oil and gas properties.  Initially, the borrowing base is $75 million; however, the New Credit Agreement provides that the revolving credit facility may be increased to $200 million upon re-determinations of the borrowing base, consent of the lenders and other conditions prescribed in the agreement.  Within that borrowing base, outstanding letters of credit are permitted up to a $10 million.  Loans made under the New Credit Agreement mature on September 28, 2012, and in certain circumstances, the Company will be required to prepay the loans.  At the Company’s election, borrowings under the New Credit Agreement bear interest at a rate per annum equal to (a) the London Interbank Offered Rate for one, two, three, six or nine months (“Adjusted Libor Rate”) plus an applicable margin ranging from 100 to 175 basis points or (b) the higher of KeyBank’s announced prime rate (“Prime Rate”) and the federal funds effective rate from time to time plus 0.5%, in each case, plus an applicable margin ranging from 0 to 25 basis points.  Interest is payable on the last day of each relevant interest period in the case of loans bearing interest at the Adjusted Libor Rate and quarterly in the case of loans bearing interest at the Prime Rate.

The New Credit Agreement provides that the borrowing base will be re-determined semi-annually by the lenders, in good faith, based on, among other things, reports regarding the Company’s oil and gas reserves attributable to the oil and gas properties of the Company and its subsidiaries, together with a projection of related production and future net income, taxes, operating expenses and capital expenditures.  On or before March 1 and September 1 of each year, the Company is required to furnish to the lenders a reserve report evaluating the oil and gas properties of the Company and its subsidiaries as of the immediately preceding January 1 and July 1.  The reserve report as of January 1 of each year must be prepared by one or more independent petroleum engineers approved by the Administrative Agent. Any re-determined borrowing base will become effective on the subsequent April 1 and October 1.  The Company, or the Administrative Agent at the direction of a majority of the lenders, may each elect once per calendar year to cause the borrowing base to be re-determined between the scheduled re-determinations.  In addition, the Company may request interim borrowing base re-determinations upon the proposed acquisition by the Company of proved developed producing oil and gas reserves with a purchase price for such reserves greater than 10% of the then borrowing base.

  The New Credit Agreement contains covenants that restrict the Company’s ability to, among other things, materially change the Company’s business, make dividends, enter into transactions with affiliates, create or acquire additional subsidiaries, incur indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens, and enter into agreements regarding swap and other derivative transactions.  The New Credit Agreement also requires the Company to meet, on a quarterly basis, minimum financial requirements of consolidated current ratio, EBITDAX to interest expense and total debt to EBITDAX.  Proceeds of the initial borrowing under the New Credit Agreement were used to repay, in full, and terminate the existing credit agreement of Rex Energy IV, LLC, a wholly owned subsidiary of the Company.  The Company expects that subsequent borrowings under the New Credit Agreement will be used to finance the Company’s working capital needs, and for general corporate purposes in the ordinary course of its business, including the exploration, acquisition and development of oil and gas properties.

Obligations under the New Credit Agreement are secured by mortgages on the oil and gas properties of the Company’s subsidiaries located in the states of Illinois and Indiana.  The Company is required to maintain liens covering the oil and gas properties of the Company and its subsidiaries representing at least 80% of the total value of all oil and gas properties of the Company and its subsidiaries.

In connection with the New Credit Agreement, the Company’s wholly owned subsidiaries, Rex Energy Operating Corp., Rex Energy I, LLC, Rex Energy IV, LLC, Penn Tex Energy, Inc., PennTex Resources, L.P., and PennTex Resources Illinois, Inc. (the “Guarantors”) and the Company (together with the Guarantors, the “Grantors”) entered into a Guaranty and Collateral Agreement, dated as of September 28, 2007, in favor of KeyBank National Association, as Administrative Agent for the banks and other financial institutions from time to time parties to the New Credit Agreement (the “Guaranty and Collateral Agreement”).  Pursuant to the Guaranty and Collateral Agreement, each of the Guarantors, jointly and severally, guaranteed the prompt and complete payment of the Company’s obligations under the New Credit Agreement.  In addition, each Grantor granted, as security for the prompt and complete payment and performance when due of such Grantor’s obligations, a security interest in substantially all of its personal property, including equity interests in other Guarantors, as applicable.

The foregoing description of the New Credit Agreement and the Guaranty and Collateral Agreement is qualified in its entirety by reference to the complete text of the agreements.  Copies of these agreements are filed as  Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On September 28, 2007, the credit agreement, dated as of October 2, 2006, among Rex Energy IV, LLC (“Rex IV”), as borrower, KeyBank National Association, as Administrative Agent, and the lenders party thereto from time to time, was paid in full and terminated with the proceeds of the initial borrowing under the New Credit Agreement (as defined and described under Item 1.01 above).  Rex IV is a wholly owned subsidiary of the Company.  The Rex IV credit agreement provided for loans and letters of credit of up to a maximum of $40 million, and accrued interest thereon at the same basis as the New Credit Agreement, but subject to an applicable margin of 400 basis points with respect to Adjusted LIBOR loans and 300 basis points with respect to Prime Rate loans.  Borrowings under the Rex IV credit agreement were secured by substantially all of the assets of Rex IV.  The Rex IV credit agreement was scheduled to mature on the earlier of (i) the closing date of a New Credit Agreement or (ii) December 31, 2007.

Item 2.03  Creation of a Direct Financial Obligation

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 1.02 Termination of a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01  Other Events

On September 28, 2007, the Company issued a press release announcing the closing of its New Credit Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Exhibit Title

10.1
Credit Agreement, dated as of September 28, 2007, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, BNP Paribas, as Syndication Agent, Sovereign Bank, as Documentation Agent and The Lenders Party Thereto.

10.2
Guaranty and Collateral Agreement, dated as of September 28, 2007, made by Rex Energy Corporation and each of the other grantors (as defined therein) in favor of KeyBank National Association, as Administrative Agent.

99.1	Press Release of Rex Energy Corporation dated September 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President and Secretary

Date:	October 3, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1
Credit Agreement, dated as of September 28, 2007, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, BNP Paribas, as Syndication Agent, Sovereign Bank, as Documentation Agent and The Lenders Party Thereto.

10.2
Guaranty and Collateral Agreement, dated as of September 28, 2007, made by Rex Energy Corporation and each of the other grantors (as defined therein) in favor of KeyBank National Association, as Administrative Agent.

99.1	Press Release of Rex Energy Corporation dated September 28, 2007.